UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 10, 2021
NV5 GLOBAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35849	45-3458017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Park Road,	Suite 350
Hollywood,	Florida	33021
(Address of Principal Executive Offices)		(Zip Code)
(954) 495-2112
(Registrant’s Telephone Number, Including Area Code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NVEE	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into Material Definitive Agreement.
On March 10, 2021, NV5 Global, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Roth Capital Partners, LLC, Robert W. Baird & Co. Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters identified therein (the “Underwriters”), relating to public offering (the “Offering”) of 1,612,903 shares of the Company’s common stock, par value $0.01 per share (the “Firm Shares”) by the Company. Pursuant to the Underwriting Agreement, the Company has also granted the Underwriters a 30-day option to purchase up to an additional 241,935 shares (the "Option Shares" and together with the Firm Shares, the “Shares”) of common stock.

The Underwriters agreed to purchase the Shares pursuant to the Underwriting Agreement, at a price of $87.42 per share. The shares of the Company’s common stock were offered, issued and sold under a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to an effective shelf registration statement filed with the SEC on Form S-3 (Registration No. 333- 237167) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contained customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Loeb & Loeb LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

Item 7.01   Regulation FD Disclosure.

On March 10, 2021, the Company issued a press release announcing that it had priced the Offering. On March 15, 2021, the Company issued a press release announcing that it had closed the Offering of the Shares. A copy of these press releases are attached as Exhibits 99.1 and 99.2 to this Current Report and incorporated by reference into this Item 7.01.

Item 8.01   Other Events.

On March 15, 2021, the Company closed the Offering of the Shares at a price of $93.00 per share for net proceeds of approximately $141 million, after deducting the underwriting discount and estimated offering expenses payable by the Company. The Shares are listed on The NASDAQ Capital Market.

Item 9.01   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement between and among the Company, BofA Securities, Inc., Roth Capital Partners, LLC, Robert W. Baird & Co. Incorporated and Morgan Stanley & Co. LLC, as representatives of the several Underwriters, dated March 10, 2021

5.1	Opinion of Loeb & Loeb LLP
23.1	Consent of Loeb & Loeb LLP (Included in Exhibit 5.1)
99.1	Press Release, dated March 10, 2021
99.2	Press Release, dated March 15, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 15, 2021

NV5 GLOBAL, INC.

By:	/s/ Edward H. Codispoti
Name: Edward H. Codispoti
Title: Chief Financial Officer
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